                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          NORTHFIELD LABORATORIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                          NORTHFIELD LABORATORIES INC.
                        1560 Sherman Avenue, Suite 1000
                         Evanston, Illinois 60201-4800
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   to be held
                             on September 28, 1998
                          ----------------------------

TO THE STOCKHOLDERS OF NORTHFIELD LABORATORIES INC:

     The Annual Meeting of the stockholders of Northfield Laboratories Inc. (the "Company") will be held on Monday, September 28, 1998, at 2:00. P.M., local time, at the Third Floor, 1560 Sherman Avenue, Evanston, Illinois 60201-4800, for the following purposes:

     1. To elect six directors to hold office until the next Annual Meeting of the stockholders of the Company;

     2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company to serve for the Company's 1999 fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on July 31, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Stockholders are requested to complete and sign the enclosed Proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope.

                                          By Order of the Board of Directors

                                          JACK J. KOGUT
                                          Secretary

Evanston, Illinois
August 26, 1998

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                          NORTHFIELD LABORATORIES INC.
               -------------------------------------------------

                                PROXY STATEMENT
               -------------------------------------------------

     This Proxy Statement is being furnished to holders of the Common Stock, par value $.01 per share (the "Common Stock"), of Northfield Laboratories Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held on Monday, September 28, 1998, commencing at 2:00 P.M., local time, at the Third Floor, 1560 Sherman Avenue, Evanston, Illinois 60201-4800, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and the accompanying form of proxy are first being mailed to holders of Common Stock on or about August 26, 1998.

     The Company's principal executive offices are located at 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800. The Company's telephone number is (847) 864-3500.

VOTING AND RECORD DATE

     Only holders of record of Common Stock as of the close of business on July 31, 1998, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of July 31, 1998, there were 14,097,375 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each holder of record of shares who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of the stockholders at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

REQUIRED VOTE

     The affirmative vote of a majority of the votes duly cast is required to approve all matters to be acted upon at the Annual Meeting. Under the General Corporation Law of the State of Delaware, the State in which the Company is incorporated, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions are not included in the tabulation of the voting results and, therefore, do not have the effect of votes in opposition in such tabulations. Shares as to which a stockholder abstains will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received, and not revoked, prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention: Secretary, or hand delivered to the Secretary, at or before the taking of the vote at the Annual Meeting.

ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the Company's 1998 fiscal year, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the election of the nominees for election as directors and FOR approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the Company's 1999 fiscal year.

                         ITEM 1. ELECTION OF DIRECTORS

     Directors elected at the Annual Meeting will hold office until the next Annual Meeting or until their earlier resignation or removal. In the event any of the nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event shares represented by all proxies returned will be voted for such substitute nominees unless an indication to the contrary is included on such proxies.

                              DIRECTOR
                               OF THE
                              COMPANY                                      PRINCIPAL OCCUPATION AND
            NAME               SINCE              OFFICE                     BUSINESS EXPERIENCE
            ----              --------            ------                   ------------------------
Richard E. DeWoskin.........    1985     Chairman of the Board of   Mr. DeWoskin, age 50, is a founding
                                         Directors and Chief        member of the Company's scientific
                                         Executive Officer          team and has served as Chairman of the
                                                                    Board of Directors and Chief Executive
                                                                    Officer of the Company since its
                                                                    inception in 1985. Prior to 1985, Mr.
                                                                    DeWoskin served as the Assistant
                                                                    Director of Surgical Research and as a
                                                                    business advisor to the Department of
                                                                    Surgery at Michael Reese Hospital and
                                                                    Medical Center ("Michael Reese") in
                                                                    Chicago, Illinois. In 1979, Mr.
                                                                    DeWoskin founded and operated
                                                                    Medalease, Inc., a medical billing
                                                                    business based at Michael Reese. From
                                                                    1973 to 1977, Mr. DeWoskin served as
                                                                    the Assistant Administrator of
                                                                    Surgical Research at the Hektoen
                                                                    Institute of Cook County Hospital in
                                                                    Chicago, Illinois. Mr. DeWoskin
                                                                    received his B.S. degree from
                                                                    Roosevelt University in 1971.
Steven A. Gould, M.D. ......    1993     President and Director     Dr. Gould, age 51, is a founding
                                                                    member of the Company's scientific
                                                                    team and has served as President and a
                                                                    director of the Company since July
                                                                    1993. Prior to that time, Dr. Gould
                                                                    served as a Consultant and Principal
                                                                    Investigator for the Company's
                                                                    clinical trials. From 1989 to 1993,
                                                                    Dr. Gould served as Chief of the
                                                                    Department of Surgery of Michael
                                                                    Reese. Since 1990, Dr. Gould has also
                                                                    served as Professor of Surgery
                                                                    (nonsalaried) at the University of
                                                                    Illinois College of Medicine. From
                                                                    1979 through 1989, Dr. Gould was
                                                                    Assistant Professor and then Associate
                                                                    Professor in the Department of Surgery
                                                                    at The University of Chicago School of
                                                                    Medicine. Dr. Gould has been involved
                                                                    in development of national transfusion
                                                                    policy through his participation in
                                                                    the activities of the National Heart
                                                                    Lung Blood Institute, the National
                                                                    Blood Resource Education Panel, the
                                                                    Department of Defense, the American
                                                                    Association of Blood Banks, the
                                                                    American College of Surgeons and The
                                                                    American Red Cross. Dr. Gould received
                                                                    his M.D. degree from the Boston
                                                                    University School of Medicine in 1973.

                              DIRECTOR
                               OF THE
                              COMPANY                                      PRINCIPAL OCCUPATION AND
            NAME               SINCE              OFFICE                     BUSINESS EXPERIENCE
            ----              --------            ------                   ------------------------
Gerald S. Moss, M.D.........    1989     Director                   Dr. Moss, age 63, is a founding member
                                                                    of the Company's scientific team and
                                                                    has served as a director of the
                                                                    Company since 1989. Since 1989, Dr.
                                                                    Moss has been the Dean of the
                                                                    University of Illinois College of
                                                                    Medicine. From 1977 until 1989, Dr.
                                                                    Moss was a Professor in the Department
                                                                    of Surgery of The University of
                                                                    Chicago School of Medicine and
                                                                    Chairman of the Department of Surgery
                                                                    of Michael Reese. Dr. Moss has been
                                                                    involved in development of national
                                                                    transfusion policy through his
                                                                    participation in the activities of the
                                                                    National Heart Lung Blood Institute,
                                                                    the National Blood Resource Education
                                                                    Panel, the Department of Defense, the
                                                                    American Association of Blood Banks,
                                                                    the American Blood Commission, the
                                                                    American College of Surgeons and The
                                                                    American Red Cross. Dr. Moss received
                                                                    his M.D. degree from the Ohio State
                                                                    University College of Medicine in
                                                                    1960.
Bruce S. Chelberg...........    1989     Director                   Mr. Chelberg, age 64, has served as a
                                                                    director of the Company since 1989.
                                                                    Mr. Chelberg has served since May 1992
                                                                    as the Chairman and Chief Executive
                                                                    Officer of Whitman Corporation, a
                                                                    principal stockholder of the Company.
                                                                    From 1982 to 1992, Mr. Chelberg served
                                                                    in a number of executive positions
                                                                    with Whitman Corporation.
                                                                    Mr. Chelberg is also a director of
                                                                    Whitman Corporation, First Midwest
                                                                    Bancorp, Inc. and Snap-On Tools Corp.
                                                                    and is a member of the Board of Higher
                                                                    Education for the State of Illinois
                                                                    and the Illinois Bar Association. Mr.
                                                                    Chelberg received his LLB degree from
                                                                    the University of Illinois College of
                                                                    Law in 1958.
Jack Olshansky..............    1989     Director                   Mr. Olshansky, age 69, has served as a
                                                                    director of the Company since 1989.
                                                                    Mr. Olshansky has since 1984 been a
                                                                    founding general partner of Montgomery
                                                                    Medical Ventures, L.P. From 1980 to
                                                                    1983, Mr. Olshansky served as vice
                                                                    president of the Medical Division of
                                                                    Cutter Laboratories. Mr. Olshansky is
                                                                    also a director of AbTox, Inc.,
                                                                    EndiCor, Inc., PharmaSciences, Inc.,
                                                                    PrisMedical, Inc., Tandem and The
                                                                    Trylon Corporation. Mr. Olshansky
                                                                    received his B.A. degree from Brooklyn
                                                                    College in 1950.

                              DIRECTOR
                               OF THE
                              COMPANY                                      PRINCIPAL OCCUPATION AND
            NAME               SINCE              OFFICE                     BUSINESS EXPERIENCE
            ----              --------            ------                   ------------------------
David A. Savner.............    1998     Director                   Mr. Savner, age 54, has served as a
                                                                    director of the Company since April
                                                                    1998. Mr. Savner has since April 1998
                                                                    been the Senior Vice President -- Law
                                                                    of General Dynamics Corporation. From
                                                                    1987 to 1998, Mr. Savner was a senior
                                                                    partner in the law firm of Jenner &
                                                                    Block, the Company's principal legal
                                                                    counsel. Mr. Savner received his J.D.
                                                                    degree from Northwestern University
                                                                    Law School in 1968.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETING ATTENDANCE.

     The Company currently has two standing committees. The Compensation Committee, which met once during the Company's 1998 fiscal year, is composed of Messrs. DeWoskin (Chairman), Chelberg and Olshansky. The Compensation Committee has the authority, as delegated by the Board of Directors, to administer the Company's executive compensation plans and to determine the salaries and incentive compensation, including the grant of stock options, to be received by the executive officers and employees of the Company.

     The Audit Committee, which met once during the Company's 1998 fiscal year, is composed of Messrs. Chelberg (Chairman), Olshansky and Dr. Gould. The functions of the Audit Committee include the review of the planning and results of the Company's annual audit, the adequacy of the Company's internal accounting controls, and the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements.

     During fiscal 1998, the Board of Directors met four times, and no incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and the committees of which he was a member.

COMPENSATION OF DIRECTORS

     The Company compensates outside directors for their participation at Board of Directors meetings and at committee meetings of the Board of Directors at a rate of $1,000 per meeting. Directors are also reimbursed for their expenses for attending meetings of the Board of Directors and such committees. Mr. Chelberg has declined such compensation and reimbursement of expenses.

CERTAIN BUSINESS RELATIONSHIPS

     The Company's principal legal counsel is the firm of Jenner & Block, Chicago, Illinois. Until April 1998, Mr. Savner was a senior partner at Jenner & Block.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The Board of Directors will elect the executive officers of the Company at its first meeting following the Annual Meeting. The executive officers of the Company are as follows:

                   NAME                                               POSITION
                   ----                                               --------
Richard E. DeWoskin.......................    Chairman of the Board of Directors and Chief Executive
                                              Officer
Steven A. Gould, M.D. ....................    President
Jack J. Kogut.............................    Vice President -- Finance, Secretary and Treasurer
John D. Grove.............................    Vice President -- Operations
John A. Dybas, Jr. .......................    Vice President -- Regulatory Affairs
Marc D. Doubleday.........................    Vice President -- Process Engineering
Robert L. McGinnis........................    Vice President -- Manufacturing Development

-------------------------
     A biographical summary of the business experience of Mr. DeWoskin and Dr. Gould is included under "Election of Directors."

     Mr. Kogut, age 51, has served as Vice President -- Finance of the Company since 1986. Mr. Kogut has also served as the Secretary and Treasurer of the Company since January 1994. From 1982 to 1986, he was the Group Controller-Health Products for Sybron Corporation and also served as President of Sybron Asia. Mr. Kogut received his M.B.A. degree from Loyola University of Chicago in 1972.

     Mr. Grove, age 49, joined Northfield in July 1993 as Vice President -- Operations. From 1981 until joining Northfield, Mr. Grove served in various managerial positions with the Nutrasweet Company. Most recently, Mr. Grove was the Director of EQUAL Operations for Nutrasweet. Mr. Grove received his B.S. degree from Purdue University in 1972.

     Mr. Dybas, age 60, has served as Vice President -- Regulatory Affairs of the Company since January 1996. From 1989 to 1996, he served as the Company's Director of Regulatory Affairs. Prior to 1989, Mr. Dybas was a self-employed consultant and spent two years as Director of Regulatory Affairs for the Pharmaceutical Products Division of Abbott Laboratories, Inc. Mr. Dybas received his M.S. degree from Syracuse University in 1963.

     Mr. Doubleday, age 39, has served as the Vice President -- Process Engineering of the Company since December 1994. Prior to that time, he served as Plant Manager and as Senior Process Engineer for the Company. Before joining the Company in 1988, Mr. Doubleday was employed in various capacities with Davy McKee, Millipore Corporation and Abbott Laboratories, Inc. Mr. Doubleday received his M.M. degree from Northwestern University in 1991.

     Mr. McGinnis, age 34, has served as the Vice President -- Manufacturing Development of the Company since August 1997. From 1995 to 1997, Mr. McGinnis was a Project Manager for Raytheon Engineering and Construction. Prior to 1995, Mr. McGinnis was employed by the John Brown division of Trafalgar House as a Project Manager and Engineer. Mr. McGinnis received his MBA degree from the University of Chicago in 1995.

EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid for the Company's last three completed fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                         SUMMARY OF COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION          AWARDS
                                             --------------------------   ------------
                                                             OTHER         SECURITIES
                                                            ANNUAL         UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR(1)    SALARY    COMPENSATION(2)    OPTIONS(#)    COMPENSATION(3)
   ---------------------------     -------    ------    ---------------    ----------    ---------------
Richard E. DeWoskin..............   1998     $244,213       $20,666          20,000          $  706
Chief Executive Officer             1997      232,278        20,204          55,000           1,413
                                    1996      216,821        17,721              --           6,357

Steven A. Gould, M.D.............   1998      259,079        23,800          15,000              --
President                           1997      246,418        17,681          45,000              --
                                    1996      230,020        12,158              --              --

Jack J. Kogut....................   1998      204,611        20,481          15,000             578
Vice President -- Finance           1997      194,612        18,691          35,000           1,156
                                    1996      181,661        18,102              --           5,201

John D. Grove....................   1998      159,242        11,574           5,000              --
Vice President -- Operations        1997      153,984        11,456          15,000              --
                                    1996      144,495        10,662              --              --

John A. Dybas, Jr. ..............   1998      156,081        11,960          10,000              --
Vice President                      1997      178,453        12,686          15,000              --
Regulatory Affairs(4)               1996      138,999        11,805              --              --

-------------------------
(1) The Company's fiscal year begins on June 1 and ends on May 31. The Company's 1998 fiscal year ended May 31, 1998.

(2) The indicated amounts represent life insurance premiums paid by the Company and contributions made by the Company to the indicated executive officer's 401(k) plan account.

(3) The indicated amounts represent the amortization of below market stock option grants.

(4) Mr. Dybas was elected Vice President -- Regulatory Affairs of the Company in January 1996. The indicated amounts for fiscal 1996 and prior periods include compensation received by Mr. Dybas in his prior capacity as the Company's Director of Regulatory Affairs.

     The following table sets forth all options granted to the Company's Chief Executive Officer and other named executive officers during the Company's last completed fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL
                                                      PERCENT OF                                   RATES OF STOCK
                                                     TOTAL OPTIONS                               PRICE APPRECIATION
                                  NUMBER OF           GRANTED TO      EXERCISE                   FOR OPTION TERM(1)
                            SECURITIES UNDERLYING    EMPLOYEES IN      PRICE      EXPIRATION    --------------------
           NAME                OPTIONS GRANTED        FISCAL YEAR      ($/SH)        DATE          5%         10%
           ----             ---------------------    -------------    --------    ----------       --         ---
Richard E. DeWoskin.......         20,000                20%           $13.38      4/23/08      $168,292    $426,486
Steven A. Gould, M.D......         15,000                 15            13.38      4/23/08       126,219     319,864
Jack J. Kogut.............         15,000                 15            13.38      4/23/08       126,219     319,864
John D. Grove.............          5,000                  5            13.38      4/23/08        42,073     106,621
John A. Dybas, Jr.........         10,000                 10            13.38      4/23/08        84,146     213,243

-------------------------
(1) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using five percent and ten percent appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment.

     The following table sets forth information regarding stock option exercises by the Company's Chief Executive Officer and the Company's other named executive officers and the aggregate value as of May 29, 1998 of unexercised stock options held by such individuals.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                  VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                SHARES        VALUE           AT FISCAL YEAR-END              AT FISCAL YEAR-END(1)
                              ACQUIRED ON    REALIZED    -----------------------------    -----------------------------
            NAME              EXERCISE(#)      ($)         EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
            ----              -----------    --------      -------------------------        -------------------------
Richard E. DeWoskin.........      --           --           27,500          58,500          $123,833        $252,396
Steven A. Gould, M.D........      --           --           72,500          37,500           107,468         130,313
Jack J. Kogut...............      --           --           41,250          45,250           281,462         214,852
John D. Grove...............      --           --           37,000          14,000            77,047          56,838
John A. Dybas, Jr. .........      --           --           12,000          19,000            73,972          66,503

-------------------------
(1) These figures are based on a fair market value for the Company's Common Stock at May 29, 1998 of $15.313 per share, the closing price of the Common Stock as reported by the Nasdaq National Market as of such date. May 29, 1998 represents the last trading day in the Company's fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. DeWoskin (Chairman), Chelberg and Olshansky. Mr. DeWoskin is the Chief Executive Officer of the Company. Mr. DeWoskin did not serve as a director of any other entity during the Company's last completed fiscal year. Mr. Chelberg is the Chairman and Chief Executive Officer of Whitman Corporation. Mr. Olshansky is a founding general partner of Montgomery Medical Ventures, L.P.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Richard E. DeWoskin, the Company's Chief Executive Officer, Steven A. Gould, M.D., the Company's President, and Jack J. Kogut, the Vice President -- Finance, Secretary and Treasurer of the Company. The Company's employment agreements provide for terms expiring in 1999. The annual salaries payable under the Company's employment agreements with Mr. DeWoskin, Dr. Gould and Mr. Kogut are $249,818, $265,025 and $209,307, respectively. The Company's employment agreements provide that the salaries of the respective executive officers may be reviewed annually by the Company's Board of Directors and may be increased but not decreased from the foregoing amounts. The employment agreements also provide for certain payments following a termination of employment occurring after a change in control of the Company.

EMPLOYEE STOCK OPTION PLAN

     The Company's Restated Nonqualified Stock Option Plan (the "Employee Stock Option Plan") lapsed on September 30, 1996. Following termination of the Plan, all options outstanding prior to plan termination may be exercised in accordance with their terms. As of May 31, 1998, options to purchase a total of 145,500 shares of the Company's Common Stock at prices between $6.38 and $15.19 per share were outstanding under the Employee Stock Option Plan. These options expire between 1999 and 2004, ten years after the date of grant.

     With an effective date of October 1, 1996, the Company established the Northfield Laboratories Inc. 1996 Stock Option Plan (the "1996 Option Plan"). This Plan provides for the granting of stock options to the Company's directors, officers, key employees and consultants. Stock options to purchase a total of 500,000 shares of Common Stock are available under the 1996 Stock Option Plan. During the year ended May 31, 1998, the Company granted options to purchase a total of 100,000 shares of Common Stock at prices between $9.56 and $13.38 per share, which was equal to the fair market value of a share of Common Stock at the date of grant. These options expire in 2007 and 2008, ten years after the date of grant.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     The Company's Nonqualified Stock Option Plan for Outside Directors provides for the granting of nonqualified stock options to purchase up to an aggregate of 200,000 shares of Common Stock to directors of the Company who are neither employees of nor consultants to the Company and who were not directors of the Company on June 1, 1994. During the year ended May 31, 1998, the Company granted options to purchase 15,000 shares of Common Stock at an exercise price of $13.38 per share, which was equal to the fair market value of a share of Common Stock at the date of grant. These options expire in 2008.

EMPLOYEE BENEFIT PLANS

     The Company sponsors a defined contribution 401(k) savings plan covering each employee of the Company satisfying certain minimum length of service requirements. Matching contributions to the accounts of plan participants are made by the Company in an amount equal to 50 percent of each plan participant's before tax contribution, subject to certain maximum contribution limitations, and are made at the discretion of the Company. Expense incurred by the Company under this plan for the years ended May 31, 1998, 1997 and 1996 amounted to $98,567, $99,781 and $87,602, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership of the Common Stock and reports of changes in such ownership.

     To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended May 31, 1998, its officers, directors and greater than 10% beneficial owners complied during such fiscal year with all applicable Section 16(a) filing requirements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors discusses the Company's executive compensation policies and the bases for the compensation paid to the Company's Chief Executive Officer during the Company's last completed fiscal year.

COMPENSATION POLICY

     The Company's policy with respect to executive compensation has been designed to compensate executive officers fairly and adequately in relation to their responsibilities, capabilities and contributions to the Company. The Company has also sought to align the interests of the Company's senior management with those of the Company's stockholders with respect to long-term increases in the price of the Company's stock. The Compensation Committee considers it essential to the success of the Company that the compensation paid to executive officers remain competitive with similar or competitive companies in order to attract and retain the talented senior management necessary to achieve the Company's business objectives.

COMPONENTS OF COMPENSATION

     The components of compensation paid for the Company's last completed fiscal year to the Company's executive officers consisted of base salary, gains from the exercise of stock options and certain other benefits. Stock options to purchase a total of 65,000 shares of Common Stock were granted to the Company's Chief Executive Officer and other named executive officers during the Company's most recent fiscal year.

     The Company has employment agreements which provide for specified annual salaries with Richard E. DeWoskin, the Company's Chief Executive Officer, Steven
A. Gould, M.D., the Company's President, and Jack J. Kogut, the Company's Vice President -- Finance, Secretary and Treasurer. See "Management -- Employment Agreements." The annual salaries provided in the Company's employment agreements were determined based principally on the compensation levels for similar or competitive companies, including companies in the pharmaceutical and biomedical industries, as well as the levels of responsibility and experience of the individual executive.

     Under the Northfield Laboratories Inc. 1996 Stock Option Plan, options to purchase shares of the Company's Common Stock, at the fair market price of such shares on the date of grant, may be made to directors, officers, key employees and consultants. The Compensation Committee determines the timing, pricing and amount of option awards to provide recipients with the opportunity to share in increases in the long-term stockholder value of the Company in amounts which are consistent with their responsibilities. Options granted under the 1996 Stock Option Plan include time vesting provisions intended to provide an incentive for the recipient to continue in the service of the Company. There are no predetermined performance milestones or award levels applicable to the pricing or amount of options granted under the 1996 Stock Option Plan.

     The other benefits provided to the Company's executive officers consist of enhanced life and disability insurance coverage. The Company's executive officers are also eligible for coverage under the Company's general medical and life insurance programs and may participate in the Company's defined contribution 401(k) savings plan on the same terms as other Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During the Company's 1998 fiscal year, the Company's Chief Executive Officer, Richard E. DeWoskin, received $244,213 in base salary pursuant to his employment agreement with the Company. The terms of Mr. DeWoskin's employment agreement were determined based principally on compensation levels applicable to the chief executive officers of similar or competitive companies and secondarily on Mr. DeWoskin's prior contributions to the Company and his high level of experience and involvement with the development and clinical testing of the Company's blood substitute product.

     During the Company's 1998 fiscal year, Mr. DeWoskin was also granted options to purchase 20,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. The terms of the stock options granted to Mr. DeWoskin were determined based on his contributions to the recent advances in the development and clinical testing of the Company's blood substitute product.

                                          Members of the Compensation Committee

                                          Richard E. DeWoskin, Chairman
                                          Bruce S. Chelberg
                                          Jack Olshansky

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock from May 26, 1994, the date of which the Company's Common Stock began trading on The Nasdaq Stock Market, Inc., through May 29, 1998, with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Market Index") and the Nasdaq Pharmaceutical Index (the "Pharmaceutical Index"). The total stockholder return assumes that $100 was invested in the Company's Common Stock, the Market Index and the Pharmaceutical Index on May 26, 1994 and also assumes the reinvestment of any dividends. The Company's index is calculated using the closing price for the Company's Common Stock on May 29, 1998, as quoted on The Nasdaq Stock Market, Inc. Past financial performance may not be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                                                     Northfield       Nasdaq Stock         Nasdaq
               Measurement Period                   Laboratories       Market (US      Pharmaceutical
             (Fiscal Year Covered)                      Inc.           Companies)       Stock Index
May 26, 1994                                                 100.0             100.0             100.0
May 31, 1994                                                 109.6             100.5             100.5
May 31, 1995                                                 211.5             119.5             110.1
May 31, 1996                                                 259.6             173.7             202.8
May 30, 1997                                                 151.9             195.7             184.8
May 29, 1998                                                 235.6             248.7             192.2

-------------------------
     The Report of the Compensation Committee on Executive Compensation and the Stock Performance Graph are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of May 31, 1998, for (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Management -- Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as otherwise indicated, the address of each person named in the following table is c/o Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800.

                                                                                 PERCENTAGE
                                                                 NUMBER         BENEFICIALLY
                    NAME OF STOCKHOLDER                         OF SHARES         OWNED(1)
                    -------------------                         ---------       ------------
Richard E. DeWoskin.........................................      670,215(2)        4.7%
Steven A. Gould, M.D........................................      606,950(3)        4.3%
Jack J. Kogut...............................................      109,810(4)           *
John D. Grove...............................................       42,000(5)           *
John A. Dybas, Jr. .........................................       26,500(6)           *
Marc D. Doubleday...........................................       19,250(7)           *
Robert L. McGinnis..........................................            *(8)           *
Gerald S. Moss, M.D. .......................................      589,150           4.2%
  c/o UIC College of Medicine
  1853 West Polk Avenue
  Chicago, Illinois 60612
Bruce S. Chelberg...........................................    1,502,345(9)       10.7%
  c/o Whitman Corporation
  III Crossroad of Commerce
  3501 Algonquin Road
  Rolling Meadows, Illinois 60008
Jack Olshansky..............................................       18,017(10)          *
  c/o Montgomery Medical Ventures, L.P.
  600 Montgomery Street
  San Francisco, California 94111
Whitman Corporation.........................................    1,502,345          10.7%
  III Crossroads of Commerce
  3501 Algonquin Road
  Rolling Meadows, Illinois 60008
David A. Savner.............................................        7,000(11)          *
  c/o General Dynamics Corporation
  3190 Fairview Park Drive
  Falls Church, Virginia 22042
Investment Advisers Inc. ...................................      955,000(12)       6.8%
  3700 First Bank Plaza
  P.O. Box 357
  Minneapolis, Minnesota 55440
All directors and executive officers as a group (eleven
  persons)..................................................    3,591,237          25.1%

-------------------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 27,500 shares of Common Stock which Mr. DeWoskin is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 58,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (3) Includes 72,500 shares of Common Stock which Dr. Gould is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Also includes an aggregate of 6,000 shares owned by Suzanne Gould and Jeffrey Gould, the children of Dr. Gould, as to which Dr. Gould disclaims beneficial ownership. Also includes 484,630 shares held in a personal trust and 43,820 shares held in a family trust. Does not include 37,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (4) Includes 45,000 shares of Common Stock which Mr. Kogut is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Also includes 64,805 shares held in a personal trust. Does not include 41,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (5) Includes 38,500 shares of Common Stock which Mr. Grove is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 12,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (6) Includes 13,500 shares of Common Stock which Mr. Dybas is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 17,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (7) Includes 18,500 shares of Common Stock which Mr. Doubleday is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 17,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (8) Does not include 15,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (9) Includes stock held by Whitman Corporation. Mr. Chelberg is the Chairman and Chief Executive Officer of Whitman Corporation. Under the rules and regulations of the Securities and Exchange Commission, Mr. Chelberg may be deemed a beneficial owner of the stock and stock options held by Whitman Corporation. Mr. Chelberg disclaims beneficial ownership of the stock and stock options held by Whitman Corporation.

(10) Includes 10,000 shares of Common Stock which Mr. Olshansky is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 5,000 shares acquirable pursuant to stock option not currently exercisable or exercisable within 60 days.

(11) Includes 5,000 shares of Common Stock which Mr. Savner is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 10,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(12) As of June 30, 1998 based on information provided by The Nasdaq Stock Market, Inc.

             ITEM 2. APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1999, and has further directed that the selection of independent auditors be submitted for approval by the stockholders at the Annual Meeting.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the Company's next annual meeting, stockholder proposals must be received by the Company no later than May 22, 1999, and must otherwise comply with the requirements of the applicable rules of the Securities and Exchange Commission. In addition, the Company's Restated Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before any annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting, except if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders of the Company, in which event notice by the stockholders to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

     All notice of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention:
Secretary.

                                    GENERAL

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

PROXY                                                            PROXY
                          NORTHFIELD LABORATORIES INC.

               ANNUAL MEETING OF STOCKHOLDERS-SEPTEMBER 28, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersign stockholder of Northfield Laboratories Inc. hereby appoints Jack
J. Kogut and Carmen Wilcox, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of the stockholders of Northfield Laboratories Inc. to be held on Monday, September 28, 1998, at
2:00 P.M., local time, at 1560 Sherman Avenue, Evanston, Illinois 60201-4800, and at any adjournment or postponement thereof, in the name of the undersigned and with the same force and effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

The shares represented by this proxy will be voted in accordance with the specifications made hereon. If no specification is made, the shares represented by this proxy will be voted by each of the above persons for each of the proposals to be presented at the Annual Meeting and for such other matters as may properly come before the Annual Meeting as the above persons may deem advisable.

     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)



                          NORTHFIELD LABORATORIES INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.




The Board of Directors recommends a vote "FOR" each of the listed proposals.
                                                                    FOR    WITHHOLD
                                                                    ALL    ALL        FOR ALL (Except Nominees(s) written below)
1.  ELECTION OF DIRECTORS--
    Nominees: Richard E. DeWoskin, Steven A. Gould, M.D.,           [ ]    [ ]        [ ]      ___________________________________
    Gerald S. Moss, M.D., Bruce S. Chelberg, Jack Olshansky
    and David A. Savner
                                                                    FOR    AGAINST    ABSTAIN  3.  In their discretion, to act in
2.  To approve the appointment of KPMG Peat Marwick LLP             [ ]    [ ]        [ ]          any other matters which may
    as Independent auditors of the Company to serve for the                                        properly come before the Annual
    Company's 1999 fiscal year.                                                                    Meeting and any adjournment or
                                                                                                   postponement thereof.


                                                                                  Dated:______________________________________, 1998

                                                              Signature(s) _________________________________________________________
                                                              ______________________________________________________________________
                                                              Sign exactly as your name(s) appear hereon. When signing as attorney, administrator, trustee, guardian or other representative capacity, please so indicate.



                           *  FOLD AND DETACH HERE *


                            YOUR VOTE IS IMPORTANT!


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED PREPAID ENVELOPE.